CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment 2 to the Registration Statement on Form S-3, 333-210988 of RiverSource® AccessChoice Select Variable Annuity, RiverSource® Endeavor Select Variable Annuity, RiverSource® FlexChoice Variable Annuity, RiverSource® FlexChoice Select Variable Annuity, RiverSource® Galaxy Premier Variable Annuity, RiverSource® Innovations Variable Annuity, RiverSource® Innovations Classic Select Variable Annuity, RiverSource® Innovations Classic Variable Annuity, RiverSource® Innovations Select Variable Annuity, RiverSource® Pinnacle Variable Annuity, RiverSource® Signature One Variable Annuity, RiverSource® New Solutions Variable Annuity, RiverSource® Signature One Select Variable Annuity, RiverSource® Signature Select Variable Annuity, RiverSource® Signature Variable Annuity, Evergreen Essential Variable Annuity, Evergreen New Solutions Select Variable Annuity, Evergreen New Solutions Variable Annuity, Evergreen Pathways Select Variable Annuity, Evergreen Pathways Variable Annuity, Evergreen Privilege Variable Annuity, Wells Fargo Advantage Choice Variable Annuity, RiverSource® Builder Select Variable Annuity, Wells Fargo Advantage Choice Select Variable Annuity, Wells Fargo Advantage Select Variable Annuity, Wells Fargo Advantage Builder Variable Annuity, Wells Fargo Advantage Variable Annuity of our report dated February 22, 2018 relating to the consolidated financial statements of RiverSource Life Insurance Company and our report dated April 20, 2018 relating to the financial statements of RiverSource Variable Annuity Account, which appear in Post-Effective Amendment 22 to the Registration Statement on Form N-4, 333-139760. We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 20, 2018